Exhibit 99.1

TICC Capital Corp. Receives “A-” Rating from Egan-Jones Ratings Company, Inc.

GREENWICH, CT – 12/4/2017 – TICC Capital Corp. (NasdaqGS: TICC) (“TICC,” the “Company,” “we,” “us” or “our”) announced today that Egan-Jones Ratings Company, Inc. (“Egan-Jones”) has assigned a rating of “A-” to the Company, and a rating of “A-” to TICC’s 6.50% Notes due 2024, which trade under the ticker TICCL on the NASDAQ Global Select Market.

Egan-Jones is a Nationally Recognized Statistical Ratings Organization and is recognized by the National Association of Insurance Commissioners as a Credit Rating Provider.

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally investing in syndicated bank loans and debt and equity tranches of collateralized loan obligation (“CLO”) vehicles. CLO investments may also include warehouse facilities, which are financing structures intended to aggregate loans that may be used to form the basis of a CLO vehicle.

Forward-Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280